UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.
     On August 1, 2006, Genitope Corporation (the “Company”) filed a report on Form 8-K showing a curve of the Kaplan-Meier estimate of the probability of progression free survival (PFS) generated using the blinded data for all 287 randomized patients, which include both the patients who received MyVax® personalized immunotherapy and the control substance, in the Company’s pivotal Phase 3 clinical trial in patients with previously untreated follicular lymphoma. This Kaplan-Meier curve was generated from data that was in the Company’s Phase 3 clinical trial database as of June 15, 2006. As of June 15, 2006, 158 patients had documented progression dates and 129 patients had no documentation of progression as of each patient’s last documented clinical follow-up visit. Patients with no documentation of progression include patients who have withdrawn consent or are lost to follow-up. The Kaplan-Meier curve provided in the August 1, 2006 report was generated from these data. Note that 129 individual tick marks denoting the 129 patients with no documentation of progression per the protocol can not be distinguished on the curve in the August 1, 2006 report. In addition, as of June 15, 2006, there were 83 of the 129 patients who had no documentation of progression as of each patient’s last documented clinical follow-up visit for whom at least 18 months had elapsed between randomization and the last documented clinical follow-up. Of the 158 patients with documented progression dates, 28 of these patients had progression dates at least 18 months post the randomization dates with the remaining 130 patients having progression dates less than 18 months post the randomization dates.
     The preliminary clinical data reported from time to time prior to the release of the final results of the Company’s pivotal Phase 3 clinical trial regarding PFS have not been fully audited and have been taken from databases that have not been fully reconciled against medical records kept at the clinical sites or that may not include the most current information on patient disease progressions. The Kaplan-Meier curve of blinded data and other data discussed in this report may not be indicative of the final results of the Company’s pivotal Phase 3 clinical trial. Failure can occur at any stage of testing. The Company does not know whether its current or any future clinical trials will demonstrate safety and efficacy sufficient to result in marketable products. The Company’s failure to adequately demonstrate the safety and efficacy of MyVax® personalized immunotherapy will prevent receipt of regulatory approval and, ultimately, commercialization of MyVax® personalized immunotherapy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: August 16, 2006	By:	/s/ John Vuko
John Vuko
Chief Financial Officer